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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 (File Nos. 333-32518 and 333-32518-01 through 333-32518-
14) of Better Minerals & Aggregates Company (formerly USS Intermediate Holdco, Inc.) of our reports dated March 9, 2000 relating to the financial statements and financial statement schedule of Better Mineral & Aggregates Company, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
April 5, 2000

                               ----------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 (File Nos. 333-32518 and 333-32518-01 through 333-32518-
14) of Better Materials Corporation of our report dated August 25, 1999 relating to the financial statements of Better Materials Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 5, 2000